Exhibit 99.1
Agilysys Reports Unaudited Fiscal 2011 Second-Quarter
and First-Half Results
•	Fiscal Second Quarter Revenue Increases 18% Year Over Year and 39% Sequentially

•	Company Remains Debt-Free, With $39 Million Cash on Hand at September 30
CLEVELAND—Nov. 4, 2010—Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced unaudited financial results for the fiscal 2011 second quarter and first half ended September 30, 2010.
Fiscal 2011 Second-Quarter Unaudited Results of Operations
Consolidated revenue increased 17.7% to $183.8 million in the second quarter, compared with $156.2 million in last year’s comparable quarter. Hardware and software sales grew 21.1% and 9.4%, respectively, while service revenue was up 11.0% from last year. Revenue from the Company’s Retail and Technology Solutions Groups grew by 23% over the prior year, offset by the Hospitality Solutions Group’s 12% decline.
Gross margin declined in the quarter to 22.2%, down from 28.1% in the second quarter of last year. Gross margin declined due to lower vendor rebates, ongoing competitive pricing and a higher proportion of hardware sales compared to the prior year quarter.
SG&A expenses declined as a percentage of sales for the second quarter to 23.7%, compared with 25.6% in the prior year quarter. SG&A expenses in the quarter were $43.5 million, up from $40.0 million in last year’s second quarter, as a result of expensing $2.1 million of software development costs and $1.5 million in increased incentive compensation. The expensed development costs were $1.1 million of implementation costs associated with the new Oracle ERP system and $1.0 million in development costs related to Guest360TM. The comparable costs were capitalized in last year’s second quarter.
The Company reported an operating loss for the quarter of $2.8 million, versus operating income of $3.8 million in last year’s second quarter. Adjusted EBITDA (defined as operating income plus depreciation and amortization), excluding asset impairment and restructuring charges, was $0.6 million for the quarter, compared with $7.0 million in the prior year second quarter. (See reconciliation below.)
Agilysys reported a net loss of $2.2 million, or a loss of $0.10 per diluted share, for the second quarter, compared with net income of $2.8 million, or $0.12 per diluted share, in the previous year’s quarter.
Commenting on the results, Martin Ellis, president and chief executive officer, stated, “We are pleased to report strong sales growth, as our businesses continued to gain traction with our focus on bundling more software and services in the solutions we sell. However, significantly lower vendor rebates and ongoing pricing competition pressured margins and profitability during the quarter.” Ellis added, “The Company continues to invest in Guest360 by building additional features and functions into the software, which will be brought to market in the next year.”

Fiscal 2011 First-Half Unaudited Results of Operations
Consolidated sales in the first half of fiscal year 2011 increased 10.5% to $316.3 million, compared with the $286.2 million reported in the first half of fiscal 2010. Sales for hardware, software, and services increased 8.4%, 21.0%, and 10.8%, respectively, compared with the prior year’s first half.
Gross margin decreased to 23.6% in the first half, compared with 26.5% in fiscal 2010’s first six months. Gross margin declined due to lower vendor rebates and ongoing competitive pricing.
SG&A expenses were $83.5 million, or 26.4% of net sales, down from $84.8 million, or 29.6% of sales, in the first half of 2010, as a result of lower acquisition related intangibles amortization, partially offset by the expensing of Guest360 development costs and non-capitalized ERP implementation expenses.
For the six-month period, the Company reported an operating loss of $9.3 million, compared with an operating loss of $9.2 million in the first half of the prior fiscal year. Year-to-date, adjusted EBITDA was a loss of $2.2 million, versus a $0.4 million gain in the first half of the prior year. (See reconciliation below.) For the first half of fiscal 2011, the net loss was $12.5 million, or a loss of $0.55 per diluted share, versus the previous year’s net loss of $9.6 million, or a loss of $0.42 per diluted share.
Fiscal Year 2011 Business Outlook
“As we move into the second half of the year, we will continue to focus on growing our business, especially our higher-margin proprietary software and service revenues as well as address cost structure to improve our overall profitability,” Ellis concluded.
The Company stated that it expects to generate consolidated revenue of $690 million to $710 million and adjusted EBITDA, excluding asset impairment and restructuring charges, of $7 million to $10 million in fiscal year 2011. Further, the Company expects to incur stock compensation of approximately $3.5 million and depreciation and amortization expense of $12.5 million to $13.0 million. Capital expenditures are anticipated to be $8 million to $9 million, of which $5 million is related to capitalized costs associated with the development of Guest360 and the implementation of the Company’s new Oracle ERP system.
Cash on hand is expected to be $60 million to $75 million as of March 31, 2011.
Conference Call Information
A conference call will be held today, November 4, 2010, at 11:00 a.m. ET to review unaudited second-quarter and first-half fiscal 2011 results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.
To be added to Agilysys’ e-mail distribution list, please click on the link below:
http://www.agilysys.com/home/InvestorRelations/
Forward-Looking Language
This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences of MAK Capital’s shareholder-approved control share acquisition proposal, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.
Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.
Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this release, certain non-GAAP financial measures are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations and is a measure used in the Company’s debt agreement. The non-GAAP measures included in this release have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this release.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The Company uses technology—including hardware, software and services—to help customers resolve their most complicated IT needs. The Company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and Asia.
News releases and other information on Agilysys are available on the Internet at: http://www.agilysys.com
-FINANCIAL STATEMENTS FOLLOW-
# # #
Contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net sales:
Products	$151,230	$126,811	$255,359	$231,234
Services	32,582	29,362	60,896	54,943

Total net sales	183,812	156,173	316,255	286,177
Cost of goods sold:
Products	128,893	99,508	215,570	184,919
Services	14,134	12,791	26,034	25,534

Total cost of goods sold	143,027	112,299	241,604	210,453

Gross margin	40,785	43,874	74,651	75,724
Selling, general and administrative expenses	43,473	40,033	83,538	84,840
Asset impairment charges	59	—	59	—
Restructuring charges	10	54	403	68

Operating (loss) income	(2,757)	3,787	(9,349)	(9,184)
Other (income) expenses:
Other income, net	(873)	(316)	(1,956)	(1,071)
Interest income	(17)	(3)	(40)	(26)
Interest expense	278	230	564	429

(Loss) income before income taxes	(2,145)	3,876	(7,917)	(8,516)
Income tax expense	69	988	4,549	1,003

(Loss) income from continuing operations	(2,214)	2,888	(12,466)	(9,519)
Loss from discontinued operations, net of taxes	—	(52)	—	(41)

Net (loss) income	$(2,214)	$2,836	$(12,466)	$(9,560)

Earnings per share — basic:
(Loss) income from continuing operations	$(0.10)	$0.13	$(0.55)	$(0.42)
Loss from discontinued operations	—	—	—	—

Net (loss) income	$(0.10)	$0.13	$(0.55)	$(0.42)

Earnings per share — diluted:
(Loss) income from continuing operations	$(0.10)	$0.12	$(0.55)	$(0.42)
Loss from discontinued operations	—	—	—	—

Net (loss) income	$(0.10)	$0.12	$(0.55)	$(0.42)

Weighted average shares outstanding
Basic	22,750,474	22,625,654	22,750,254	22,626,491
Diluted	22,750,474	22,879,030	22,750,254	22,626,491

Cash dividends per share	$—	$0.03	$—	$0.06

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30, 2010					Six Months Ended September 30, 2010
	Reportable Segments					Reportable Segments
				Corp/					Corp/
	HSG	RSG	TSG	Other	Consolidated	HSG	RSG	TSG	Other	Consolidated
Total net revenue	$20,578	$29,052	$134,182	$—	$183,812	$43,626	$52,890	$219,739	$—	$316,255
Gross margin	$12,216	$5,547	$23,022	$—	$40,785	$25,503	$11,217	$37,931	$—	$74,651
Gross margin percentage	59.4%	19.1%	17.2%		22.2%	58.5%	21.2%	17.3%		23.6%

Operating income (loss)	$214	$1,079	$4,317	$(8,367)	$(2,757)	$2,454	$2,847	$2,565	$(17,215)	$(9,349)
Other income, net	—	—	—	873	873	—	—	—	1,956	1,956
Interest expense, net	—	—	—	(261)	(261)	—	—	—	(524)	(524)

Income (loss) from continuing operations before income taxes	$214	$1,079	$4,317	$(7,755)	$(2,145)	$2,454	$2,847	$2,565	$(15,783)	$(7,917)

Non-cash charges:
Depreciation and amortization(1)	$1,071	$81	$706	$1,398	$3,256	$2,162	$161	$1,505	$2,883	$6,711
Asset impairment	$59	$—	$—	$—	$59	$59	$—	$—	$—	$59
Restructuring charges	$—	$—	$—	$10	$10	$—	$—	$—	$403	$403

Total	$1,130	$81	$706	$1,408	$3,325	$2,221	$161	$1,505	$3,286	$7,173

	Three Months Ended September 30, 2009					Six Months Ended September 30, 2009
	Reportable Segments					Reportable Segments
				Corp/					Corp/
	HSG	RSG	TSG	Other	Consolidated	HSG	RSG	TSG	Other	Consolidated
Total net revenue	$23,339	$23,618	$109,216	$—	$156,173	$39,383	$48,063	$198,731	$—	$286,177
Gross margin	$14,237	$4,694	$24,909	$34	$43,874	$23,777	$10,070	$42,638	$(761)	$75,724
Gross margin percentage	61.0%	19.9%	22.8%		28.1%	60.4%	21.0%	21.5%		26.5%
Operating income (loss)	$3,753	$917	$5,946	$(6,829)	$3,787	$1,605	$2,327	$3,035	$(16,151)	$(9,184)
Other income, net	—	—	—	316	316	—	—	—	1,071	1,071
Interest expense, net	—	—	—	(227)	(227)	—	—	—	(403)	(403)

Income (loss) from continuing operations before income taxes	$3,753	$917	$5,946	$(6,740)	$3,876	$1,605	$2,327	$3,035	$(15,483)	$(8,516)

Non-cash charges:
Depreciation and amortization(1)	$1,104	$44	$817	$1,205	$3,170	$2,227	$94	$4,768	$2,409	$9,498
Restructuring charges	$—	$—	$—	$54	$54	$—	$—	$—	$68	$68

Total	$1,104	$44	$817	$1,259	$3,224	$2,227	$94	$4,768	$2,477	$9,566

(1)	Does not include the amortization of deferred financing fees totaling $131 and $132 for the three months ended September 30, 2010 and 2009, respectively; and, $262 and $220 for the six months ended September 30, 2010 and 2009, respectively.

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
(In thousands, except share and per-share data)	2010	2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$39,073	$65,535
Accounts receivable, net	157,627	104,808
Inventories, net	22,555	14,446
Deferred income taxes — current, net	—	144
Prepaid expenses and other current assets	3,851	5,047
Income taxes receivable	10,268	10,394

Total current assets	233,374	200,374
Goodwill	50,557	50,418
Intangible assets, net	30,789	32,510
Deferred income taxes — non-current, net	—	899
Other non-current assets	17,866	18,175
Property and equipment, net	27,134	27,995
Total assets	$359,720	$330,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,725	$70,171
Deferred revenue	25,907	23,810
Accrued liabilities	18,066	17,705
Deferred income taxes — current, net	303	—
Capital lease obligations — current	492	311

Total current liabilities	148,493	111,997
Deferred income taxes — non-current, net	3,530	412
Other non-current liabilities	19,576	19,038
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,011,111 and 22,932,043 shares outstanding at September 30, 2010 and March 31, 2010, respectively	9,482	9,482
Treasury shares (8,595,720 at September 30, 2010 and 8,674,788 at March 31, 2010)	(2,578)	(2,602)
Capital in excess of stated value	(7,222)	(8,770)
Retained earnings	189,668	202,134
Accumulated other comprehensive loss	(1,229)	(1,320)

Total shareholders’ equity	188,121	198,924

Total liabilities and shareholders’ equity	$359,720	$330,371

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In thousands)	Six Months Ended
	September 30,
	2010	2009
Operating activities:
Net loss	$(12,466)	$(9,560)
Add: Loss from discontinued operations	—	41

Loss from continuing operations	(12,466)	(9,519)
Adjustments to reconcile net loss from continuing operations to net cash (used for) provided by operating activities:
Gain on redemption of Company-owned life insurance policies	(2,065)	—
Gain on redemption of investment in The Reserve Fund’s Primary Fund	(147)	(70)
Asset impairment charges	59	—
Loss on the sale of securities	—	91
Depreciation	2,024	1,891
Amortization	4,949	7,827
Deferred income taxes	4,429	(38)
Stock based compensation	1,760	1,073
Change in cash surrender value of co. owned life insurance policies	618	(699)
Changes in operating assets and liabilities:
Accounts receivable	(52,847)	28,338
Inventories	(8,103)	5,234
Accounts payable	33,619	64,821
Accrued and other liabilities	2,146	(16,468)
Income taxes payable (receivable)	120	(798)
Other changes, net	922	(889)
Other non-cash adjustments	644	77

Total adjustments	(11,872)	90,390

Net cash (used for) provided by operating activities	(24,338)	80,871
Investing activities:
Proceeds from The Reserve Fund’s Primary Fund	147	2,337
Proceeds from redemption of/borrowings against Company-owned life insurance policies	2,248	12,500
Additional investments in Company-owned life insurance policies	(746)	(1,176)
Proceeds from the sale of marketable securities	14	42
Additional investments in marketable securities	—	(45)
Purchase of property and equipment	(3,616)	(5,923)

Net cash (used for) provided by investing activities	(1,953)	7,735
Financing activities:
Floor plan financing agreement, net	—	(74,468)
Proceeds from borrowings under credit facility	15,325	5,000
Principal payments under credit facility	(15,325)	(5,000)
Debt financing costs	—	(1,520)
Issuance of common shares	—	33
Dividends paid	—	(1,360)
Principal payments under long term obligations	(308)	(206)

Net cash used for financing activities	(308)	(77,521)
Effect of exchange rate changes on cash	137	664

Cash flows (used for) provided by continuing operations	(26,462)	11,749
Cash flows of discontinued operations — operating	—	204

Net (decrease) increase in cash	(26,462)	11,953
Cash at beginning of period	65,535	36,244

Cash at end of period	$39,073	$48,197

AGILYSYS, INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net (loss) income	$(2,214)	$2,836	$(12,466)	$(9,560)
Plus:
Interest expense, net	261	227	524	403
Income tax expense	69	988	4,549	1,003
Depreciation and amortization expense(1)	3,256	3,170	6,711	9,498
Other income, net	(873)	(316)	(1,956)	(1,071)
Loss from discontinued operations, net of tax	—	52	—	41

Adjusted EBITDA from continuing operations	$499	$6,957	$(2,638)	$314
Asset impairment charges	59	—	59	—
Restructuring charges	10	54	403	68

Adjusted EBITDA from continuing operations, excluding asset impairment and restructuring charges	$568	$7,011	$(2,176)	$382

(1)	Depreciation and amortization expense excludes amortization of deferred financing fees totaling $131 and $132 for the three months ended September 30, 2010 and 2009, respectively; and, $262 and $220 for the six months ended September 30, 2010 and 2009, respectively, as such costs are already included in interest expense, net.